UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2016

Date of Report: (Date of earliest event reported)

 Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Cyanotech Corporation (the “Company”) will hold its Annual Meeting of Stockholders (the “2016 Annual Meeting”) on August 25, 2016 at 3:00 P.M., Hawaii Standard Time, at the Waikoloa Beach Marriott, 69-275 Waikoloa Beach Drive, Waikoloa, HI, USA 96738.

The date of the 2016 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2015 Annual Meeting of Stockholders held on October 15, 2015. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the submission of stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2016 Annual Meeting. The new deadline for the submission of such stockholder proposals is the close of business on April 30, 2016, which the Company believes is a reasonable time for the review, consideration and, if appropriate, inclusion of any such proposals before it begins to print and send its proxy materials to stockholders for the 2016 Annual Meeting.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who intend to nominate a person for election as a director or submit a proposal regarding any other matter of business at the 2016 Annual Meeting must deliver written notice of such proposed business or nomination to the Company’s Secretary at the Company’s principal executive offices, no earlier than the close of business on April 27, 2016 (which is the 120th day prior to the date of the 2016 Annual Meeting) and no later than the close of business on May 27, 2016 (which is the 90th day prior to the date of the 2016 Annual Meeting). Any notice of proposed business must comply with the specific requirements set forth in the Company’s Bylaws in order to be considered at the 2016 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: April 12, 2016	/s/ Jolé Deal
	By:	Jolé Deal
Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary